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April 29, 2004


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  205492


Ladies and Gentlemen:


         We have acted as counsel to GAM Funds, Inc. (the "Fund"), a Maryland corporation registered as an investment company under the Investment Company Act of 1940, as amended (the "Act"). We are familiar with the registration of the Fund under the Act (File No. 811-4062) and the registration of the shares of Common Stock of each series and class of the Fund, par value $.001 per share (the "Shares"), under the Securities Act of 1933, as amended (the "1933 Act"), on Form N-1A (File No. 2-92136), including the Prospectus and Statement of Additional Information for the Fund, as amended and supplemented. The registration statement covering the Shares under the 1933 Act on Form N-1A, as amended, is hereinafter referred to as the "Registration Statement" and the related Prospectus and Statement of Additional Information are hereinafter referred to collectively as the "Prospectus".

         We have examined and relied upon such corporate records of the Fund and such other documents and certificates of public officials and officers and representatives of the Fund as we have deemed necessary and appropriate to render the opinion expressed herein, and we have relied solely upon the opinion of Venable LLP as to the laws of the State of Maryland. A copy of that opinion is attached to this letter, and the limitations, qualifications and exclusions contained in that letter are incorporated herein by reference.

         On the basis of the foregoing, it is our opinion that the Shares of the Fund offered for sale pursuant to the Prospectus are, to the extent of the number of Shares authorized to be issued by the Fund, duly authorized and, when sold, issued and paid for as contemplated by the Prospectus, will have been validly and legally issued and fully paid and nonassessable.

Securities and Exchange Commission
April 29, 2004
Page 2

         Our opinion is limited to the law of the State of Maryland (other than the securities or "blue sky" laws of Maryland) and the federal securities laws. We express no opinion as to the laws of any other jurisdiction.

         We consent to the filing of this opinion in connection with the filing of the Rule 24f-2 Notice with respect to the Shares for the fiscal year ended December 31, 2003, and as an exhibit to the Registration Statement of the Fund, along with any amendments thereto, covering the registration of the shares of the Fund under the Securities Act and the applications, Registration Statements or notice filings, and amendments thereto, filed in accordance with the securities laws of the several states in which shares of the Fund are offered, and we further consent to reference in the Registration Statement of the Fund to the fact that this opinion concerning the legality of the issue has been rendered by us. In giving this consent, we do not thereby admit that we are experts with respect to any part of the Registration Statement within the meaning of the term "expert" as used in the 1933 Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.


                                        Very truly yours,




                                        /s/ Coudert Brothers LLP

                                        Coudert Brothers LLP